Exhibit 4.(f)(118)
AMENDMENT TO SECURITY AGREEMENT
     This Amendment, dated November 21, 2008, is delivered pursuant to Section 4.15 of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Third Amended and Restated Security Agreement dated as of February 7, 2006, between the undersigned and Comerica Bank, as the Collateral Agent for the benefit of the Banks and the Future Debt Holders referred to therein (the “Security Agreement”), and that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule 1 annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Benefited Obligations as provided in the Security Agreement.
     Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.
(signatures appear on the following pages)

CREDIT ACCEPTANCE CORPORATION
By:	/s/ Douglas W. Busk
Name:	Douglas W. Busk
Title:	Treasurer

Signature Page to Amendment to Security Agreement
(859954)

AUTO FUNDING AMERICA OF NEVADA INC.
BUYERS VEHICLE PROTECTION PLAN, INC.
CAC LEASING, INC.
VEHICLE REMARKETING SERVICES, INC.
CREDIT ACCEPTANCE CORPORATION OF
NEVADA, INC.
CAC (TCI), LTD.
CREDIT ACCEPTANCE CORPORATION OF SOUTH DAKOTA, INC.
CAC REINSURANCE, LTD.

By:	/s/ Douglas W. Busk
Name:	Douglas W. Busk
Title:	Treasurer

Signature Page to Amendment to Security Agreement
(859954)

COMERICA BANK, as Collateral Agent
By:	/s/ Timothy J. Bishop
Name:	Timothy J. Bishop
Title:	Vice President

Signature Page to Amendment to Security Agreement
(859954)

SCHEDULE 1

				Pledged Shares as a
			No. of Shares	% of Total Shares	Total Shares
Issuer	Owner	Certificate No.	Pledged	Outstanding	Outstanding
VSC Re Company	Company	1	10,000	100%	10,000